STEPHEN M. BENNETT
LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS


Know all by these presents, that the undersigned hereby makes, constitutes and appoints each of Gary F. Kennedy and Kenneth W. Wimberly, each acting individually, as the undersigned's true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf ofand in the name, place and stead ofthe undersigned to

I prepare, execute, acknowledge, deliver and file Forms 3, 4, and 5 including any amendments thereto with respect to the securities of AMR Corporation, a
Deleware corporation the Company, with the United States Securities and Exchange

Commission, any national securities exchanges and the Company, as considered necessary or advisable under Section 16a of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time the
Exchange Act
2 seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to each of
the undersigned's attorneys-in-fact appointed by this Power of Attorney and approves and ratifies any such release of information and 3 perform any and all other acts which in the discretion of such attorney-infact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.
The undersigned acknowledges that


I this Power of Attorney authorizes, but does not require, each such attorney in fact to act in their discretion on information provided to such attorney in fact without independent verification of such information
2 any documents prepared and or executed by either such attorney in fact on behalf ofthe undersigned pursuant to this Power of Attorney will be in such form
  and
will contain such information and disclosure as such attorney in fact, in his or her
discretion, deems necessary or desirable;
3 neither the Company nor either of such attorneys in fact assumes i any liability for the undersigned's responsibility to comply with the requirement of the
Exchange Act, ii any liability of the undersigned for any failure to comply with such
requirements, or iii any obligation or liability of the undersigned for profit disgorgement under Section 16b of the Exchange Act and 4 this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange
Act.

The undersigned hereby gives and grants each ofthe foregoing attorneys in fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that each such attorney in fact of, for and on behalf ofthe undersigned, shall lawfully do or cause to be done by virtue of this Limited Power ofAttorney.

This Power ofAttorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to each such attorney in fact.

IN WITNESS WHEREOF, the undersigped has caused this Power of Attorney to be executed as on this 19 day of July 2011.


STATE OF Texas

COUNTY OF Tarrant


On this 19 day of July 2011, Stephen M. Bennett personally appeared before me, and acknowleged that he executed the foregoing instrument for the purposes therein contained.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

SHARI PETROFF Notary Public, State of Texas
My Commission Expires
October 28, 2012